United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

CAMPUS CREST COMMUNITIES, INC.

(HSRE Quad Merger Sub, LLC as successor by merger to Campus Crest Communities, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Consummation of Merger

As previously announced, on October 16, 2015, Campus Crest Communities, Inc. (the “Company”), HSRE Quad Merger Parent, LLC, a Delaware limited liability company (“Parent”), HSRE Quad Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and CCGSR, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent is an affiliate of Harrison Street Real Estate Capital, LLC (“Harrison Street”).

On March 2, 2015, in accordance with the terms of the Merger Agreement, the Company was merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of Parent (the “Surviving Entity”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share (other than treasury shares, shares owned by any direct or indirect wholly owned subsidiary of the Company, or shares owned directly or indirectly by Parent or Merger Sub) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), was converted into the right to receive $7.018 per share (the “Merger Consideration”). Immediately prior to the effective time of the Merger, each share of restricted stock of the Company that was subject to vesting or other lapse restrictions pursuant to the Company’s Amended and Restated Equity Incentive Compensation Plan or any restricted stock award agreement (but excluding 50,000 shares of restricted stock held by Mr. Aaron Halfacre, the Company’s President and Chief Investment Officer, that were forfeited prior to the effective time of the Merger), automatically vested and all restrictions thereon lapsed, and all such restricted stock was cancelled and converted into the right to receive the Merger Consideration, without interest, less any applicable tax withholding. Prior to the closing of the Merger, all of the escrowed monies related to the previously disclosed sale of the Company’s Montreal joint venture interests were released from escrow. Accordingly, it will not be necessary for the parties to issue a contingent value right for any portion of the Merger Consideration.

In connection with the consummation of the Merger, the Company set aside sufficient funds for the redemption of each share of its 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), that was issued and outstanding immediately prior to the effective time of the Merger, to be held for the benefit of the holders of the Series A Preferred Stock. In connection therewith, each share of Series A Preferred Stock that was issued and outstanding immediately prior to the effective time of the Merger will be redeemed by the Surviving Entity on March 3, 2016 (the “Redemption Date”), in exchange for the payment of an amount in cash equal to $27.256 per share, which is comprised of (i) $25.00 per share, plus (ii) accrued and unpaid dividends to, but not including, the Redemption Date, in the amount of $2.256 per share.

The description of the Merger contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2015.

OP Merger Agreement

On March 2, 2016, Merger Sub entered into a separate agreement and plan of merger (the “OP Merger Agreement”) with HSRE Quad OP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub (the “OP Merger Sub”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), pursuant to which OP Merger Sub merged (the “OP Merger”) with and into the Operating Partnership, with the Operating Partnership surviving the OP Merger. Pursuant to the terms of the OP Merger Agreement, at the effective time of the OP Merger, each outstanding limited partnership unit in the Operating Partnership was converted into the right to receive an amount equal to the Merger Consideration.

The foregoing description of the OP Merger Agreement is qualified in its entirety by reference to the OP Merger Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Supplemental Indenture

With respect to the Operating Partnership’s outstanding 4.75% Exchangeable Senior Notes due 2018 (the “Notes”), in connection with the consummation of the Merger, and pursuant to the terms of the Indenture dated as of October 9, 2013 (the “Indenture”), by and among the Operating Partnership as issuer (the “Issuer”), the Company as guarantor (the “Original Guarantor”) and US Bank National Association as trustee (the “Trustee”), on March 2, 2016, the Issuer, the Trustee and Merger Sub as new guarantor (the “New Guarantor”) entered into a Supplemental Indenture (the “Supplemental Indenture”). Pursuant to the terms of the Supplemental Indenture, the New Guarantor succeeds to all of the rights and obligations of the Original Guarantor under the Indenture and assumes the Guarantee Obligations (as defined in the Indenture) under the Notes.

In accordance with the applicable provisions of the Indenture and the Supplemental Indenture, in connection with the consummation of the Merger, if a Holder (as defined in the Indenture) of Notes were to convert the Notes, such Holder would be entitled to receive an amount equal to $558.65 for each $1,000 of principal amount of the Notes. Such amount is equal to the amount that such Holder would have received as Merger Consideration had such Holder converted its Notes at the Exchange Rate (as defined in the Indenture) in effect immediately prior to the consummation of the Merger.

Promptly following the consummation of the Merger, the Operating Partnership will commence an offer to purchase the outstanding Notes on the terms and conditions to be set forth in the documents related thereto and the underlying Indenture and the Supplemental Indenture.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, that certain Second Amended and Restated Credit Agreement, dated as of January 8, 2013, by and among the Operating Partnership, the Company, the other guarantors named therein, the initial lenders, initial issuing bank and swing line bank named therein, the co-syndication agents, documentation agents, joint lead arrangers and joint book running managers named therein, and Citibank, N.A. as administrative agent (as amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated as of February 22, 2013, the “Credit Agreement”), was terminated. There were no outstanding loan borrowings under the Credit Agreement at the time of its termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of the proposed consummation of the Merger and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Common Stock and the Series A Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the consummation of the Merger and such notification and request, the last day of trading of the Common Stock on the NYSE was March 2, 2016. The Company intends to file a Form 15 with the SEC requesting the deregistration of the Common Stock and the Series A Preferred Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

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Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure set forth in Item 1.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth in Item 1.01 and in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, all directors and executive officers of the Company ceased serving in such capacities. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
4.1	Supplemental Indenture dated as of March 2, 2016, by any among Campus Crest Communities Operating Partnership, LP, HSRE Quad Merger Sub, LLC and US Bank National Association.
10.1	Agreement and Plan of Merger dated as of March 2, 2016, by and among Campus Crest Communities Operating Partnership, LP, HSRE Quad Merger Sub, LLC and HSRE Quad OP Merger Sub, LLC.
99.1	Press release issued by Campus Crest Communities, Inc., dated March 2, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HSRE Quad Merger Sub, LLC, as successor by merger to Campus Crest Communities, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSRE Quad Merger Sub, LLC

By: HSRE Quad Merger Parent, LLC, its sole member

By:   /s/ Stephen M. Gordon

Name: Stephen M. Gordon

Title: Manager

Dated: March 2, 2016